THE ADVISORS' INNER CIRCLE FUND II
                           (FORMERLY, THE ARBOR FUND)
                      THE HANCOCK HORIZON FAMILY OF FUNDS

                               AMENDED SCHEDULE A
                           DATED NOVEMBER 10, 2010 TO
                  SHAREHOLDER SERVICES PLAN DATED MAY 31, 2000


PORTFOLIO                             CLASS OF SHARES         FEES
---------                             ---------------         ----
Government Money Market Fund                 A                0.25%
                                       Institutional          0.25%
                                           Sweep

Strategic Income Bond Fund                   A                0.25%
                                             C                0.25%

Value Fund                                   A                0.25%
                                             C                0.25%

Growth Fund                                  A                0.25%
                                             C                0.25%

Burkenroad Fund                              A                0.25%
                                             D                0.25%

Diversified International Fund               A                0.25%
                                             C                0.25%

Quantitative Long/Short Fund                 A                0.25%
                                             C                0.25%

Louisiana Tax-Free Income Fund               A                0.25%

Mississippi Tax-Free Income Fund             A                0.25%